                                                                      EXHIBIT 21


                    SUBSIDIARIES OF PROASSURANCE CORPORATION


         Medical Assurance, Inc.
                  The Medical Assurance Company, Inc. (Alabama)
                           Mutual Assurance Agency of Ohio, Inc. (Ohio)
                           Mutual Assurance Agency, Inc. (Alabama)
                  Medical Assurance of West Virginia, Inc. (West Virginia) Specialty Underwriters Reinsurance Facility (Bermuda) Medical Assurance of Indiana Agency, Inc. (Indiana)
         Professionals Group Inc.
                  American Insurance Management Corp.
                  ProNational Insurance Agency, Inc.
                  Professionals Group Services Corp.
                  Professionals National Insurance co., Ltd.
                  MedAdvantage, Inc.
                  ProNational Insurance Co.
                           PICOM Claims Services Corp.
                           Physicians Protective Plan Inc.
                           ProNational Casualty Co.
                           MEEMIC Holdings, Inc.
                                    MEEMIC Insurance Co.
                                    MEEMIC Insurance Services Corp.